                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY





===============================================================================







                   AGREEMENT AND PLAN OF SPLIT-OFF AND MERGER



                            Dated as of May 23, 2001



                                      Among


                               JOHNSON & JOHNSON,


                            SUNRISE ACQUISITION CORP.


                                       And


                       INVERNESS MEDICAL TECHNOLOGY, INC.







===============================================================================

                                TABLE OF CONTENTS

                                                                           PAGE
                                    ARTICLE I

                          THE SPLIT-OFF AND THE MERGER
                          ----------------------------
SECTION 1.01.  The Merger..................................................   3
SECTION 1.02.  Closing.....................................................   3
SECTION 1.03.  Effective Time..............................................   3
SECTION 1.04.  Effects of the Merger.......................................   4
SECTION 1.05.  Certificate of Incorporation and By-laws....................   4
SECTION 1.06.  Directors...................................................   4
SECTION 1.07.  Officers....................................................   4


                                   ARTICLE II

                     EFFECT OF THE SPLIT-OFF AND THE MERGER
                     --------------------------------------
                          ON THE CAPITAL STOCK OF THE
                          ---------------------------
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
               --------------------------------------------------

SECTION 2.01.  Effect on Capital Stock.....................................   4
SECTION 2.02.  Exchange of Certificates....................................   6


                                   ARTICLE III

                              RELATED TRANSACTIONS
                              --------------------

SECTION 3.01.  Reorganization Agreements...................................  11
SECTION 3.02.  Ancillary Agreements........................................  11
SECTION 3.03.  Restructuring of Assets and Assumption of Liabilities.......  12


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

SECTION 4.01.  Representations and Warranties of the Company...............  12
SECTION 4.02.  Representations and Warranties of Parent and Sub............  42



                                      (i)

                                                                           PAGE
                                    ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

SECTION 5.01.  Conduct of Business.........................................  46
SECTION 5.02.  No Solicitation.............................................  52


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

SECTION 6.01.  Preparation of the Parent Form S-4, the Newco Form S-4,
                 the Form 8-A and the Parent Proxy Statement;
                 Stockholders' Meeting.....................................  55
SECTION 6.02.  Access to Information; Confidentiality......................  57
SECTION 6.03.  Commercially Reasonable Efforts.............................  57
SECTION 6.04.  Sunrise Options; Sunrise Warrants...........................  59
SECTION 6.05.  Indemnification, Exculpation and Insurance..................  61
SECTION 6.06.  Fees and Expenses...........................................  63
SECTION 6.07.  Public Announcements........................................  64
SECTION 6.08.  Affiliates..................................................  65
SECTION 6.09.  Securities Listings.........................................  65
SECTION 6.10.  Tax Treatment...............................................  65
SECTION 6.11.  Stockholder Litigation......................................  66
SECTION 6.12.  Employee Matters............................................  66
SECTION 6.13.  Restructuring Agreement.....................................  67


                                   ARTICLE VII

                              CONDITIONS PRECEDENT
                              --------------------

SECTION 7.01.  Conditions to Each Party's Obligation to Effect the Split-Off
                 and the Merger............................................  67
SECTION 7.02.  Conditions to Obligations of Parent and Sub.................  69
SECTION 7.03.  Conditions to Obligation of the Company.....................  71
SECTION 7.04.  Frustration of Closing Conditions...........................  72


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

SECTION 8.01.  Termination.................................................  72
SECTION 8.02.  Effect of Termination.......................................  73
SECTION 8.03.  Amendment...................................................  73
SECTION 8.04.  Extension; Waiver...........................................  74



                                      (ii)

                                                                           PAGE
                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

SECTION 9.01.  Nonsurvival of Representations and Warranties...............  74
SECTION 9.02.  Notices.....................................................  74
SECTION 9.03.  Definitions.................................................  75
SECTION 9.04.  Interpretation..............................................  77
SECTION 9.05.  Counterparts................................................  78
SECTION 9.06.  Entire Agreement; No Third-Party Beneficiaries..............  78
SECTION 9.07.  Governing Law...............................................  78
SECTION 9.08.  Assignment..................................................  78
SECTION 9.09.  Specific Enforcement........................................  79
SECTION 9.10.  Severability................................................  79



Appendix       Index of Defined Terms

Exhibit A      Form of Affiliate Letter

Annex A        Form of Restructuring Agreement

Annex B        Form of Tax Allocation Agreement

Annex C        Form of Post-Closing Covenants Agreement

Annex D        Form of License Agreement

Annex E        Form of Settlement Agreement and Release of Claims


                                      (iii)

                                         AGREEMENT AND PLAN OF SPLIT-OFF AND
                                    MERGER (this "Agreement") dated as of May
                                    23, 2001, among JOHNSON & JOHNSON, a New
                                    Jersey corporation ("Parent"), SUNRISE
                                    ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and INVERNESS MEDICAL TECHNOLOGY, INC., a Delaware corporation (the "Company").

     WHEREAS Parent and Company wish to effect Parent's acquisition of the Sunrise Business of the Company through a merger of the Company with Sub (the "Merger") on the terms and conditions set forth herein;

     WHEREAS the Board of Directors of the Company has approved an Agreement and Plan of Restructuring in the form of Annex A attached hereto with such changes as may be permitted under Section 6.13 (the "Restructuring Agreement"), which will be entered into prior to the Effective Time (as defined in Section 1.03), pursuant to which, prior to the Effective Time, (a) all the assets of the Company primarily related to the Clinical Diagnostics Business, the Nutritional Supplements Business and the Women's Health Business (each as defined in the Restructuring Agreement) will be transferred to a wholly owned subsidiary of the Company ("Newco") or one or more of Newco's subsidiaries and (b) Newco or one or more of the Subsidiaries will assume the Assumed Liabilities (as defined in the Restructuring Agreement);

     WHEREAS upon the Split-Off (as defined below) it is intended that the Company will own only the Sunrise Business;

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the holders of shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") will receive a distribution of all the shares of common stock, par value $.001 per share, of Newco ("Newco Common Stock") in consideration for the redemption of a portion of their shares of Company Common Stock (the "Split-Off");

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time Sub will merge with and into the Company and each issued and outstanding share of Company Common Stock, other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive

(a) shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") and (b) shares of Newco Common Stock;

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the transactions contemplated hereby, and the sole stockholder of Sub has approved this Agreement and the transactions contemplated hereby;

     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, certain Company executives have entered into separate consulting and non-competition agreements with Parent (collectively, the "Non-Competition Agreements");

     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Company will enter into a stock option agreement (the "Option Agreement"), pursuant to which the Company will grant Parent the option to purchase shares of Company Common Stock, upon the terms and subject to the conditions set forth therein;

     WHEREAS, for Federal income tax purposes, it is intended (a) by the Company that the distribution of Newco Common Stock in connection with the transactions contemplated by this Agreement shall qualify, as to the stockholders of the Company, as a transaction described in Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") (it being understood and agreed that such qualification shall not be a condition to the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements and that Parent shall have no obligation to cause such distribution to so qualify) and
(b) by the parties that (i) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, as amended (the "Code") and
(ii) this Agreement constitutes a plan of reorganization; and

     WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Split-Off and the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                          THE SPLIT-OFF AND THE MERGER

     SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     SECTION 1.02. CLOSING. The closing of the Split-Off and the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

     SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time, if any, as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the first sentence of paragraph 1 thereof shall be amended to read in its entirety as follows: "The name of the Corporation is Sunrise Acquisition Corp." Notwithstanding any provisions herein to the contrary, Parent may cause the Certificate of Incorporation of Sub to be amended to increase the number of shares of authorized capital stock.

     (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. OFFICERS. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                     EFFECT OF THE SPLIT-OFF AND THE MERGER
                           ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

     (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

     (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned by the Company as treasury stock, or by Parent or Sub, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive (x) from the Company, 0.20 (the "Newco Exchange Ratio") of a validly issued, fully paid and nonassessable shares of Newco Common Stock (the "Split-Off Consideration") and (y) from Parent, a number of validly issued, fully paid and nonassessable share of Parent Common Stock equal to the Parent Exchange Ratio (the "Merger Consideration"). The Split-Off Consideration and the Merger Consideration are collectively referred to as the "Closing Consideration". For purposes of this Agreement, "Parent Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $35.00 by the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Parent Common Stock on the New York Stock Exchange (the "NYSE"), as reported by Bloomberg Financial Markets (or such other source to which Parent and the Company may agree), for each of the 20 consecutive trading days ending with the third trading day immediately preceding the Effective Time. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Closing Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Parent Common Stock and Newco Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with
Section 2.02(e), without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time (i) the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction or (ii) Parent shall have established the record date for such a change and such record date occurs prior to the Effective Time, the Parent Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

     SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As of the Effective Time (i) the Company shall deposit with EquiServe Trust Company or such other bank or trust company of similar size as may be designated by the Company and Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Newco Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock and the Company and Newco shall deposit any dividends or distributions with respect thereto with a record date after the Effective Time and an amount of cash representing any cash payments in lieu of any fractional shares of Newco Common Stock determined in accordance with Section 2.02(e) and
(ii) Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and an amount of cash representing any cash payments in lieu of any fractional shares of Parent Common Stock determined in accordance with Section 2.02(e) (such shares of Newco Common Stock and Parent Common Stock, together with the amounts of cash described above, are collectively referred to as the "Exchange Fund"). The Exchange Agent shall be required to keep all cash deposited by the Company and Newco, on the one hand, and all cash deposited by Parent, on the other hand, pursuant to this Section 2.02 in separate accounts.

     (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted into the right to receive the Closing Consideration pursuant to Section 2.01(c) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Closing Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and a certificate representing that number of whole shares of Newco Common Stock that such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock and Newco Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock and a certificate representing the proper number of shares of Newco Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock and Newco Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to Section 2.02(c) or 2.02(e).

     (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock or Newco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock and Newco Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), in each case, until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article II. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent

Common Stock and the certificate representing whole shares of Newco Common Stock distributed in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock and a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section 2.02(e) (such amount to be paid out of the appropriate accounts in the Exchange Fund) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and to such whole shares of Newco Common Stock (such amount to be paid out of the appropriate accounts in the Exchange Fund) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock and such whole shares of Newco Common Stock (such amount to be paid by Parent or Newco, as applicable).

     (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock and Newco Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Parent Common Stock or fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent or Newco, as applicable, shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent or Newco, as applicable.

     (ii) In lieu of such fractional share interests, each former holder of Company Common Stock as of the Effective Time shall be entitled to receive from Parent or the Company, as applicable, an amount in cash equal to the product obtained by multiplying (A) the fractional share interest in Parent Common Stock and the fractional share interest in Newco Common Stock to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) (x) in the case of Parent Common Stock, the per share closing price of Parent Common Stock on the Closing Date, as reported on the NYSE Composite Transactions Tape, and
(y) in the case of Newco Common Stock, the per share closing price of Newco Common Stock, as reported on a national securities exchange or The Nasdaq National Market ("Nasdaq"), as the case may be, on the first full trading day following the Effective Time. Cash payments are being made to holders of Company Common Stock in lieu of fractional shares of Newco Common Stock and Parent Common Stock for the purpose of saving Newco and Parent the expense and inconvenience of issuing and transferring fractional shares. Such cash payments do not represent separately bargained-for consideration.

     (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for 18 months after the Effective Time shall be delivered (x) in the case of shares of Newco Common Stock and cash deposited in the Exchange Fund by the Company or Newco, to Newco and (y) in the case of shares of Parent Common Stock and cash deposited in the Exchange Fund by Parent, to Parent, in each case upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter (A) look only to Newco for, and Newco shall remain liable for, payment of their claim for Split-Off Consideration, any cash in lieu of fractional shares of Newco Common Stock and any dividends or distributions with respect to Newco Common Stock and (B) look only to Parent for, and Parent shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock, in each case in accordance with this Article II. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Closing Consideration would otherwise escheat to or became the property of any Governmental Entity), any such Closing Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation (with respect to any remaining Merger Consideration and cash related thereto) and the property of Newco (with respect to any remaining Split-Off Consideration and cash related thereto), free and clear of all claims or interest of any person previously entitled thereto.

     (g) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock or Newco Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock or Newco Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent and Newco on a pro rata basis based upon the amount of cash deposited into the Exchange Fund by Parent, on the one hand, and the Company and Newco, on the other hand.

     (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Company, the posting by such person of a bond in such reasonable amount as Parent or the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Closing Consideration and any cash in lieu of fractional shares and unpaid dividends and distributions on shares of Parent Common Stock and Newco Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

     (j) WITHHOLDING RIGHTS. The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Exchange Agent will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

                                   ARTICLE III

                              RELATED TRANSACTIONS

     SECTION 3.01. REORGANIZATION AGREEMENTS. Prior to the Effective Time, the Company shall (a) execute and deliver the Restructuring Agreement, the Tax Allocation Agreement in the form of Annex B attached hereto with such changes as may be mutually agreed upon by the Company and Parent (the "Tax Allocation Agreement"), the Post-Closing Covenants Agreement in the form of Annex C attached hereto with such changes as may be mutually agreed upon by the Company and Parent (the "Post-Closing Covenants Agreement"), the License Agreement in the form of Annex D attached hereto with such changes as may be mutually agreed upon by the Company and Parent (the "License Agreement") and the Settlement Agreement and Release of Claims in the form of Annex E attached hereto with such changes as may be mutually agreed upon by the Company and Parent (the "Settlement Agreement"), (b) cause Newco to execute and deliver the Restructuring Agreement, the Tax Allocation Agreement, the Post-Closing Covenants Agreement, the License Agreement and the Settlement Agreement and (c) cause certain of the Company's subsidiaries (as mutually determined by Parent and the Company) that are necessary to effect the Restructuring to execute and deliver the Restructuring Agreement and each such subsidiary that Parent shall reasonably designate to execute and deliver the Post-Closing Covenants Agreement. Prior to the Effective Time, Parent shall (x) execute and deliver the Tax Allocation Agreement, the Post-Closing Covenants Agreement and the Settlement Agreement and (y) cause LifeScan, Inc. to execute and deliver the Settlement Agreement.

     SECTION 3.02. ANCILLARY AGREEMENTS. Prior to the Effective Time, Parent and the Company shall, and the Company shall cause Newco (and, if applicable, one or more of Newco subsidiaries) to, execute and deliver the Ancillary Agreements (as defined in the Restructuring Agreement, and, together with this Agreement, the Option Agreement, the Restructuring Agreement, the Tax Allocation Agreement, the Post-Closing Covenants Agreement and the License Agreement, the "Transaction Agreements") (other than the Transition Services Agreement). For purposes of this Agreement, the Transition Services Agreement (as defined in the Restructuring Agreement) shall not be included in the definitions of "Ancillary Agreements" and "Transaction

Agreements". The parties shall use commercially reasonable efforts to cause the Transition Services Agreement to be executed and delivered prior to the Effective Time.

     SECTION 3.03. RESTRUCTURING OF ASSETS AND ASSUMPTION OF LIABILITIES. Immediately prior to the Effective Time and pursuant to the terms of the Restructuring Agreement, the Company and its subsidiaries shall consummate the Restructuring upon the terms and subject to the conditions set forth in the Restructuring Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as (i) disclosed or set forth in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or (ii) disclosed or set forth on the disclosure schedule (with specific reference to the particular subsection of this Agreement to which the information set forth in such disclosure schedule relates; PROVIDED, HOWEVER, that an item included on the disclosure schedule with respect to any subsection of this Section 4.01 shall be deemed to relate to each other subsection of this Section 4.01 to the extent such relationship is reasonably apparent) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

     (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and is not reasonably be expected to have a Material Adverse Effect. The Company has delivered to

Parent prior to the execution of this Agreement true and correct copies of its Amended and Restated Certificate of Incorporation (the "Company Certificate") and Amended and Restated By-laws (the "Company By-laws"), in each case as amended through the date hereof. The Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the stockholders of the Company and each of its subsidiaries, the Board of Directors of the Company and each of its subsidiaries and the committees of each of such Board of Directors, in each case held since January 1, 1999.

     (b) SUBSIDIARIES. As of the date of this Agreement, Section 4.01(b) of the Company Disclosure Schedule contains a true and complete list of all the Company's subsidiaries (whether or not such subsidiaries are engaged in the Sunrise Business). All the outstanding shares of capital stock or other voting securities or equity interests of each subsidiary of the Company are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable.

     (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). At the close of business on May 17, 2001, (i) 32,249,698 shares of Company Common Stock were issued and outstanding, (ii) 743,678 shares of Company Common Stock were held by the Company in its treasury, (iii) 4,624,969 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1992 Stock Plan, 1994 Incentive and Non-Qualified Stock Option Plan, Amended and Restated 1996 Stock Option, Grant Plan, 2000 Stock Option and Grant Plan, the INOMET, Inc. 1990 Incentive and Stock Option Plan, the INOMET, Inc. 1991 Incentive and Stock Option, the Integ Incorporated 1994 Long-Term Incentive and Stock Option Plan and the Integ Incorporation 1996 Director's Stock Option Plan (such plans, collectively, the "Company Stock Plans") (of which 4,511,235 shares of Company Common Stock were subject to outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans and 650,000 shares of Company

Common Stock were subject to outstanding options to purchase shares of Company Common Stock granted outside the Company Stock Plans (the "Non-Plan Stock Options") (collectively, "Stock Options")), (iv) 575,663 shares of Company Common Stock were reserved for issuance pursuant to the Employee Stock Purchase Plan (the "Company ESPP"), of which as of the date of this Agreement the Company expects that approximately 25,000 shares of Company Common Stock will be subject to outstanding purchase rights under the Company ESPP on June 30, 2001, (v) warrants to acquire 692,399 shares of Company Common Stock from the Company pursuant to the warrant agreements set forth on Section 4.01(c) of the Company Disclosure Schedule (the "Warrants") were outstanding and (vi) no shares of Preferred Stock were issued and outstanding or were held by the Company as treasury shares. Except as set forth above in this Section 4.01(c), at the close of business on May 17, 2001, no shares of capital stock or other voting securities or equity interest of the Company were issued, reserved for issuance or outstanding. Except as set forth above in this Section 4.01(c), there are no outstanding stock appreciation rights, rights to receive shares of Company Common Stock on a deferred basis or other rights that are linked to the value of Company Common Stock, granted under the Company Stock Plans, the Warrants, the Company ESPP or otherwise. Section 4.01(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of May 17, 2001, of all outstanding Warrants, Stock Options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans or otherwise, the number of shares of Company Common Stock subject thereto, the grant dates, expiration dates and exercise prices thereof and the names of the holders thereof. No stock option agreement evidencing the grant of Stock Options pursuant to any Company Stock Plan provides additional or more favorable benefits in any material respect to the holder of such Stock Options than the benefits provided under the applicable Company Stock Plans. Attached as an exhibit to Section 4.01(c) of the Company Disclosure Schedule are true and complete copies of all stock option agreements pursuant to which Non-Plan Stock Options have been issued. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans, the Non-Plan Stock Options, the Warrants or the Company ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 4.01(c) or resulting from the issuance of shares of Company Common Stock pursuant to Stock Options or the Warrants outstanding as of the date hereof or rights that may have arisen under the Company ESPP, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or (C) any warrants, calls, options or other rights to acquire from the Company or any of its subsidiaries, or any obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock, voting securities or equity interests of the Company and (y) there are not any outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. None of the Company or any of its subsidiaries is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (1) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests in any subsidiary of the Company, (2) warrants, calls, options or other rights to acquire from the Company or any of its subsidiaries, and no obligation of the Company or any of its subsidiaries to issue, any capital stock, or other voting securities or equity interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, or other voting securities or equity interests in, any subsidiary of the Company or (3) obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of any subsidiary of the Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

     (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite power and authority to enter into each Transaction Agreement to which it is or will be a party and to consummate the transactions contemplated thereby, subject, in the case of the consummation of the Merger by the Company, to receipt of the Stockholder Approval. Each of the Company's subsidiaries has, or prior to the execution and delivery of the Restructuring Agreement will have, the requisite corporate power and authority to enter into each Transaction Agreement to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery by the Company of each Transaction Agreement to which it is or will be a party and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize such Transaction Agreements or to consummate the transactions contemplated thereby, subject, in the case of the consummation of the Merger, to receipt of the Stockholder Approval. The execution and delivery by each of the Company's subsidiaries of the Transaction Agreements to which it is or will be a party and the consummation by it of the transactions contemplated thereby have been, or prior to the execution and delivery of the Restructuring Agreement will be, duly authorized by all necessary action on the part of such entity and no other proceedings on the part of such entity are or will be necessary to authorize the Transaction Agreements or to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each Transaction Agreement (other than this Agreement) to which the Company or any of its subsidiaries will be a party will, when executed and delivered by such entity, and, assuming the due authorization, execution and delivery by Parent, constitute a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions
(i) approving and declaring advisable this Agreement and each other Transaction Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement,
(iii) declaring that it is in the best interest of the stockholders of the Company that each of the Company and its subsidiaries enter into each other Transaction Agreement to which it is a party and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth therein, (iv) directing that this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (v) recommending that the stockholders of the Company adopt this Agreement. The execution and delivery by each of the Company and its subsidiaries of the Transaction Agreements to which it is or will be a party do not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, (x) the Company Certificate or Company By-laws or the Certificate of Incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written (excluding any such items between the Company or any of its subsidiaries, on the one hand, and Parent or any of its Affiliates, on the other hand) (each, including all amendments thereto, a "Contract"), to which the Company or any of its subsidiaries is a party or any of their respective properties or other assets is subject or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or any of its subsidiaries or their respective properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the execution and delivery of the other Transaction Agreements by the Company or any of its subsidiaries or the consummation of the transactions contemplated hereby or thereby, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), (B) a registration statement on Form S-4 to be filed with the SEC by Newco in connection with the distribution of Newco Common Stock in the Split-Off (as amended or supplemented from time to time, the "Newco Form S-4"), (C) a registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the distribution of Newco Common Stock in the Split-Off (the "Form 8-A") and (D) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement, the other Transaction Agreements and the transactions contemplated hereby or thereby, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (4) such filings with and approvals of a national securities exchange or Nasdaq to permit the shares of Newco Common Stock that are to be distributed in the Split-Off to be approved for listing on such national securities exchange, or approved for quotation on Nasdaq, as the case may be, in either case subject to official notice of issuance and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and are not reasonably expected to have a Material Adverse Effect.

     (e) COMPANY SEC DOCUMENTS. The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 1999 (together with all voluntary filings made by the Company with the SEC during such time period, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and except to the extent that information contained in any Company SEC Document has been revised, superseded or updated by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements set forth in the Company's Form 10-K for the year ended December 31, 2000, or in the most recent financial statements included in the Filed Company SEC Documents and except for liabilities or obligations incurred in connection with this Agreement or any of the other Transaction Agreements, neither the Company nor any of its subsidiaries has any liabilities or obligations (other than to Parent or any of its Affiliates) of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect.

     (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) each of the Newco Form S-4 and the Parent Form S-4 will, at the time it is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in such documents. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. The Newco Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

     (g) INVERNESS MEDICAL LIMITED FINANCIAL STATEMENTS. Section 4.01(g) of the Company Disclosure Schedule sets forth for Inverness Medical Limited ("IML") (x)
(i) the audited balance sheet as of December 31, 1999 (the "Audited IML Balance Sheet") and (ii) an audited statement of operations and an audited statement of cash flows for the year ended December 31, 1999 (together, the "Audited IML Financial Statements"), together with the report of IML's independent accountants thereon, and (y) (i) the unaudited balance sheet as of March 31, 2001 (the "Interim IML Balance Sheet") and (ii) an unaudited statement of operations and an unaudited statement of cash flows for the three months ended, March 31, 2001 (together, the "Interim IML Financial Statements") and (z) (i) the unaudited balance sheet as of December 31, 2000 (the "Unaudited IML Balance Sheet") and (ii) an unaudited statement of operations and an unaudited statement of cash flows for the year ended December 31, 2000

(together, the "Unaudited IML Financial Statements"). There has been no material change in the financial position of IML since March 31, 2001. Each of the Audited IML Balance Sheet, the Interim IML Balance Sheet and the Unaudited IML Balance Sheet (including any related notes and schedules) fairly presents in all material respects the financial position of IML as of its date, and each of the statements of operations and statements of cash flows included in the Audited IML Financial Statements and the Unaudited IML Financial Statements (including any related notes and schedules) fairly presents in all material respects the results of operations and cash flows, as the case may be, of IML for the periods set forth therein (subject in the case of unaudited statements to normal year end adjustments) (i) in the case of the Audited IML Balance Sheet and the Audited IML Financial Statements, in accordance with accounting principles generally accepted in the United Kingdom applied on a consistent basis, and (ii) in the case of the Unaudited IML Balance Sheet, the Unaudited IML Financial Statements, the Interim IML Balance Sheet and the Interim IML Financial Statements, in accordance with GAAP. All of the adjustments necessary to convert in all material respects the Audited IML Balance Sheet and the Audited IML Financial Statements into GAAP have been recorded in the appropriate periods on the books and records of the Company, and after the application of such adjustments all the financial statements referred to in this Section 4.01(i) have been prepared on a consistent basis.

     (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except (i) for liabilities incurred in connection with this Agreement or any of the other Transaction Agreements, and (ii) the transactions described in the Transaction Agreements, since March 31, 2001, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or any of its subsidiaries' capital stock, other than the payment of dividends by any wholly owned subsidiary of the Company to its parent (which parent is a Sunrise Company), (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, (iv) prior to the date of this Agreement (A) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant of any increase in compensation, bonus or other benefits, except as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents and except for increases in cash compensation in the ordinary course of business consistent with past practice, (B) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (C) any entry by the Company or any of its subsidiaries into, or any amendment of, (1) any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former director, officer, employee or consultant or (2) any agreement with any current or former director, officer, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement or any of the other Transaction Agreements (all such agreements under this clause (C), collectively, "Benefit Agreements"), (D) any amendment to, or modification of, any Stock Option or Warrant or (E) any adoption of, or amendment to, a Benefit Plan, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or are reasonably expected to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company or its subsidiaries materially affecting the Company's assets, liabilities or businesses, except insofar as may have been required by a change in GAAP, or (vii) any material tax election or any settlement or compromise of any material income tax liability.

     (i) LITIGATION. Except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or assets that individually or in the aggregate has had or are reasonably expected to have a Material Adverse

Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate has had or are reasonably expected to have a Material Adverse Effect.

     (j) CONTRACTS. Except as disclosed in the Filed Company SEC Documents, none of the Company or any of its subsidiaries is a party to, and none of its properties or other assets are subject to, any contract or agreement that are of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder. None of the Company or any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or other assets is bound, except for violations or defaults that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has entered into any Contract with any Affiliate of the Company that is currently in effect other than agreements that are disclosed in the Filed Company SEC Documents. Except as set forth in the Post-Closing Covenants Agreement and except for agreements or covenants which do not affect the Sunrise Business and would not be binding on Parent or any of its Affiliates (other than the Company or any of its subsidiaries) as a result of the Merger, none of the Company or any of its subsidiaries is a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any respect the development, marketing or distribution of the Company's or any of its subsidiaries products or services. Other than contracts relating solely to the Newco Business, none of the Company or any of its subsidiaries is a party to or is otherwise bound by any continuing contract for the future sale by the Company or any of its subsidiaries of materials, supplies or equipment that (i) is not terminable at will by the Company or such subsidiary upon not more than 30 days' notice without any obligation of the Company or any of its subsidiaries to pay a termination fee, penalty or similar payment or (ii) imposes any continuing obligation for the sale of materials, supplies or equipment following termination thereof.

     (k) COMPLIANCE WITH LAWS. (i) Each of the Company and its subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has in effect all material approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including all authorizations under the Federal Food, Drug, and Cosmetic Act of 1938, as amended ("FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA") promulgated thereunder, and under Environmental Laws (collectively, "Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as presently conducted, except for failures to have in effect such Permits that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except individually or in the aggregate as has not had and are not reasonably expected to have a Material Adverse Effect. The Merger and the other transactions contemplated by the Transaction Agreements, in and of themselves, will not cause the revocation or cancellation of any Permit that individually or in the aggregate are reasonably expected to have a Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its subsidiaries or any of their respective properties or other assets under any Legal Provision, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate has not had and are not reasonably expected to have a Material Adverse Effect.

     (ii) Except for those matters disclosed in the Filed Company SEC Documents or those matters that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect: (A) each of the Company and its subsidiaries is, and has been, in compliance with all applicable Environmental Laws; (B) during the period of ownership or operation by each of the Company and its subsidiaries of any of its currently or previously owned, leased or operated properties, there have been no Releases or threatened Releases of Hazardous Material in, on, under or affecting such properties or any surrounding sites; (C) there is no investigation, suit, claim, action or proceeding pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, relating to or arising under Environmental Laws, and none of the Company or any of its subsidiaries has received any notice of, or entered into or assumed by contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (D) to the Knowledge of the Company, there are no facts, circumstances or conditions which could reasonably be expected to form the basis for a suit, investigation, claim, action or proceeding against or affecting the Company or any of its subsidiaries relating to or arising under Environmental Laws. The term "Environmental Laws" means all laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, Permits, or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Material" means (A) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, asbestos or asbestos-containing materials, medical or infectious wastes, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (B) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

     (l) ABSENCE OF CHANGES IN BENEFIT PLANS; LABOR RELATIONS. Except as disclosed in the Filed Company SEC Documents, since the date of the most recent audited financial statements included in the Filed Company SEC Documents, there has not been any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company, any of its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former officer, director, employee or consultant of the Company or any of its subsidiaries (collectively, the "Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans, or any change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. Except for any Benefit Agreements under which the sole obligations of the Company or any of its subsidiaries are (x) to pay no more than $100,000 under each such Benefit Agreement and $500,000 in the aggregate under all such Benefit Agreements and (y) to provide other items that may be purchased for a de minimis monetary value and except as disclosed in the Filed Company SEC Documents, there exist no currently binding Benefit Agreements. There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. Since January 1, 1999, none of the Company or any of its subsidiaries has encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     (m) BENEFIT PLAN COMPLIANCE. (i) Section 4.01(m)(i) of the Company Disclosure Schedule contains a complete and accurate list of each Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as a "Pension Plan"), an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other Benefit Plans. The Company has delivered to Parent true, complete and correct copies of (A) each Benefit Plan and Benefit Agreement (or, in the case of any unwritten Benefit Plan or Benefit Agreement, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its subsidiaries and all the Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, and the terms of all collective bargaining agreements.

     (ii) All Pension Plans intended to be tax-qualified have received favorable determination letters from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked (or, to the Knowledge of the Company, has revocation been threatened) nor, to the Knowledge of the Company, has any event occurred since the date of the most recent determination letter or application therefor relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. All Benefit Plans maintained or contributed to by the Company or any of its subsidiaries required to have been approved by any foreign Governmental Entity have been so approved; no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) nor, to the Knowledge of the Company, has any event occurred since the date of the most recent approval or application therefor relating to any such Benefit Plan that would materially affect any such approval relating thereto or materially increase the costs relating thereto or result in the loss of any intended favorable tax treatment for such Benefit Plan. The Company has delivered to Parent a true and complete copy of the most recent determination letter received with respect to each Pension Plan, as well as a true and complete copy of each pending application for a determination letter, if any. The Company has also provided to Parent a true and complete list of all Pension Plan amendments as to which a favorable determination letter has not yet been received.

     (iii) Neither the Company nor any Commonly Controlled Entity has (A) maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA or (B) any unsatisfied liability under Title IV of ERISA.

     (iv) All material reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. None of the Company or any of its subsidiaries has received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the Knowledge of the Company, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

     (v) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

     (vi) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company or any of its subsidiaries or any employee of the Company or any of its subsidiaries has engaged that could subject the Company or any of its subsidiaries or any such employee, or, to the Knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to any material tax or penalty on prohibited transactions imposed by
Section 4975 of ERISA or the sanctions imposed under Title I of ERISA and (B) none of the Company, any of its subsidiaries or to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company, any of its subsidiaries or, to the Knowledge of the Company, any trustee, administrator or other fiduciary to any material liability for breach of fiduciary duty under ERISA or any other applicable law. No Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Pension Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated hereby.

     (vii) Section 4.01(m)(vii) of the Company Disclosure Schedule discloses whether each Benefit Plan that is an employee welfare benefit plan is (A) unfunded, (B) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability to the Company or any of its subsidiaries at any time after the Effective Time. The Company and its subsidiaries comply in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code. The Company does not have any obligations for retiree health or life insurance benefits under any Benefit Plan or Benefit Agreement that has a present value calculated as of the date of this Agreement exceeding $100,000 in the aggregate.

     (viii) None of the execution and delivery of this Agreement or any of the other Transaction Agreements, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement or any of the other

Transaction Agreements (including as a result of any termination of employment following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of the Company or any of its subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan or Benefit Agreement or (C) result in any breach or violation of, or a default under, any Benefit Plan or Benefit Agreement. Section 4.01(m)(viii) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the estimated aggregate amount of all payments and the fair market value of all non-cash benefits (exclusive of any benefits or payments related to Stock Options) that may become payable or provided to employees, officers, directors or consultants of the Company or any of its subsidiaries under the Benefit Agreements who as a result of such individuals' employment being terminated immediately following the Effective Time would individually receive such payments and benefits in a total amount exceeding $100,000.

     (ix) None of the Company nor any of its subsidiaries has any material liability or obligations, including under or on account of a Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its subsidiaries.

     (n) NO EXCESS PARACHUTE PAYMENTS. Other than payments or benefits that may be made or provided to the persons listed in Section 4.01(n) of the Company Disclosure Schedule ("Primary Company Individuals"), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of any transaction contemplated by this Agreement or any of the other Transaction Agreements (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any officer, director, employee or consultant of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan, Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as such term is defined in

Section 280G(b)(1) of the Code). No disqualified individual is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "Parachute Gross Up Payment") in the event that the excise tax required by Section 4999(a) of the Code is imposed on such person. None of the Board of Directors of the Company or any of its subsidiaries has granted to any officer, director, employee or consultant of the Company or any of its subsidiaries any right to receive any Parachute Gross Up Payment. Section 4.01(n) of the Company Disclosure Schedule sets forth the estimated aggregate amount of "excess parachute payments" that could be paid or provided to the Primary Company Individuals under all Benefit Plans and Benefit Agreements as a result of the Merger or the other transactions contemplated by this Agreement (including as a result of any termination of employment on or following the Effective Time).

     (o) TAXES. (i) Each of the Company and its subsidiaries has timely filed all material tax returns (as defined below in clause (xiii)) required to be filed by it. Each of the Company and its subsidiaries has timely paid or caused to be timely paid all material taxes due and payable with respect to the taxable periods covered by such tax returns and all other material taxes as are due, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all material taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

     (ii) No tax return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no notice of such an audit or examination has been received by the Company or any of its subsidiaries. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material taxes due and owing by the Company or any of its subsidiaries. Each deficiency resulting from any completed audit or examination relating to material taxes by any taxing authority has been timely paid. No issues relating to material taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period. The United States Federal income tax returns of the Company and its subsidiaries have either been examined and settled with the IRS or closed by virtue of the expiration of the applicable statute of limitations for all years through 1997.

     (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes of the Company or its subsidiaries and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any material taxes has been executed or filed with any taxing authority.

     (iv) No Liens for material taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due.

     (v) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Company SEC Documents) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of any other, domestic or foreign (whether national, Federal, state, provincial, local or otherwise) tax laws.

     (vi) The Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any other domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws in all material respects.

     (vii) Other than the distribution of Newco Common Stock in connection with the transactions contemplated by this Agreement, none of the Company or any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(e) of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (viii) The Company was not, at any time during the period specified in
Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     (ix) None of the Company or any of its subsidiaries has made with respect to any of the Sunrise Assets (as defined in the Restructuring Agreement), any consent under Section 341 of the Code.

     (x) None of the Sunrise Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

     (xi) None of the Sunrise Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

     (xii) None of the Company or any of its subsidiaries has taken any action, or failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance that could reasonably prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (xiii) As used in this Agreement, (A) "taxes" shall include (1) all forms of taxation, whenever created or imposed, and whether domestic or foreign, and whether imposed by a national, Federal, state, provincial, local or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts, (2) liability for the payment of any amounts of the type described in clause (1) as a result of being a member of an affiliated, consolidated, combined or unitary group and (3) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amount described in clause (1) or (2) and (B) "tax returns" shall mean all domestic or foreign (whether national, Federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to taxes and any amended tax return.

     (xiv) If all the transactions described in Section 4.1 of the Restructuring Agreement (excluding (i) the transfer by Inverness Medical Inc. ("IMI") of certain assets to Newco described in Section 4.1(m) of the Restructuring Agreement and (ii) any payments or contributions contemplated by Section 4.1(n) of the Restructuring Agreement) had occurred on December 31, 2000, the aggregate tax basis for federal income tax purposes that the Company would have had in its Newco Common Stock immediately after such transactions had occurred (the "Newco Basis") would have been not less than the amount set forth in Section 4.01(o)(xiv) of the Company Disclosure Schedule. For purposes of computing the Newco Basis, it has been assumed that the fair market value of the stock of Can-Am Care Corporation held by IMI at the time of the transaction described in
Section 4.1(g) of the Restructuring Agreement is equal to IMI's basis (for federal income tax purposes) in such stock. The Company is not currently aware of any facts or circumstances that would result in the Newco Basis being materially less than the amount set forth in Section 4.01(o)(xiv) of the Company Disclosure Schedule immediately after the transactions referred to in the second preceding sentence if such transactions (excluding (i) the transfer by IMI of certain assets to Newco described in Section 4.1(m) of the Restructuring Agreement and (ii) any payments or contributions contemplated by Section 4.1(n) of the Restructuring Agreement) occurred on the Closing Date instead of December 31, 2000, except for reductions occurring in the ordinary course of business.

     (xv) As of December 31, 2000, the aggregate tax basis for federal income tax purposes that IMI has in the assets that it holds that are used or held for use primarily in the operation or conduct of the Women's Health Business (as such term is defined in the Restructuring Agreement) is not less than the amount set forth in Section 4.01(o)(xv) of the Company Disclosure Schedule.

     (xvi) The amount of "net operating loss carryovers" (as defined in Section 172 of the Code) allowable to the Company as a deduction under Section 172 of the Code as of January 1, 2001, after taking into account any limitations to which such net operating loss carryovers are subject under Section 382 or any other provision of the Code is not less than the amount set forth in Section 4.01(o)(xvi) of the Company Disclosure Schedule.

     (p) TITLE TO PROPERTIES. (i) Each of the Company and its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with its ability to conduct its business as presently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not materially interfere with the ability of the Company or any of its subsidiaries to conduct their respective businesses as presently conducted.

     (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect in all material respects. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such leases in all material respects.

     (iii) At the Effective Time, the properties and assets of the Sunrise Companies (collectively, the "Sunrise Assets") will compose all the material assets of the Company and its subsidiaries primarily used or held for use in the Sunrise Business (including such material assets primarily used or held for use in the Sunrise Business in connection with research and development activities and programs). Assuming that (i) the Sunrise Companies (A) continue to employ all of the employees of the Sunrise Companies set forth on Schedules 1.1(b) and 1.1(c) of the Restructuring Agreement and (B) retain as consultants those current executives of the Company who have entered into the Non-Competition Agreements and (ii) the existing agreements, contracts and other relationships of the Sunrise Companies remain in effect, at the Effective Time there will be no other assets of the Company or any of its subsidiaries, other than the Sunrise Assets and assets and services contemplated as of the date of this Agreement to be provided pursuant to the Restructuring Agreement or the Transition Services Agreement, that are material to the conduct of the Sunrise Business as currently conducted. For the avoidance of doubt, the Sunrise Assets shall include all Intellectual Property Rights (other than trademarks, trademark applications, registrations and other rights, trade names and trade dress, trade name rights, service marks, service mark rights and service names which shall be allocated as set forth in the Restructuring Agreement) related to the Diabetes Field (as defined in the Post-Closing Covenants Agreement).

     (q) INTELLECTUAL PROPERTY. (i) Each of the Company and its subsidiaries owns, or is validly licensed or otherwise has the right to use (without any obligation to make any material fixed or contingent payments, including royalty payments) all patents, patent applications, trademarks, trademark applications, registrations and other rights, trade names and trade dress, trade name rights, domain names, service marks, service mark rights, service names, copyrights, copyright applications and registrations, technical information including engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, rights and interests and Documentation (as defined in the License Agreement)(collectively, "Intellectual Property Rights") which are material to the conduct of the Sunrise Business free and clear of all material Liens.

     (ii) No claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing (including with respect to the manufacture, use or sale by the Company or any of its subsidiaries of its commercial products) the rights of any person with regard to any Intellectual Property Right. To the Knowledge of the Company, no person or persons are infringing the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right.

     (iii) No claims are pending or, to the Knowledge of the Company, threatened with regard to the Company's or any of its subsidiaries' ownership of any of its Intellectual Property Rights.

     (iv) Section 4.01(q)(iv) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents, trademarks and applications therefor owned by or licensed to the Company or any of its subsidiaries. All patents and patent applications listed in Section 4.01(q)(iv) of the Company Disclosure Schedule are owned by the Company or its subsidiaries free and clear of all material Liens. The patent applications listed in Section 4.01(q)(iv) of the Company Disclosure Schedule are pending and have not been abandoned, and have been and continue to be prosecuted by patent counsel. All patents, trademarks and applications therefor owned by or licensed to the Company or any of its subsidiaries have been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 4.01(q)(iv) of the Company Disclosure Schedule, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been timely paid to continue all such rights in effect. None of the patents listed in Section 4.01(q)(iv) of the Company Disclosure Schedule has expired or has been declared invalid, in whole or in part, by any Governmental Entity. There are no ongoing interferences, oppositions, reissues, reexaminations or other proceedings involving any of the patents or patent applications listed in
Section 4.01(q)(iv) of the Company Disclosure Schedule, including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency. To the Knowledge of the Company, there are no published patents, patent applications, articles or other prior art references that are reasonably expected to invalidate any patent listed in Section 4.01(q)(iv) of the Company Disclosure Schedule. To the Knowledge of the Company, each of the patents and patent applications listed in
Section 4.01(q)(iv) of the Company Disclosure Schedule properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending. Each inventor named on the patents and patent applications listed in Section 4.01(q)(iv) of the Company Disclosure Schedule has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company or any of its subsidiaries. Each such inventor has executed an agreement with the Company or any of its subsidiaries obligating such inventor to assign the entire right, title and interest in and to such patent or patent application, and inventions embodied and claimed therein, to the Company or any of its subsidiaries, and, to the Knowledge of the Company, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to the Company or any of its subsidiaries under such agreement with the Company or such subsidiary.

     (v) Section 4.01(q)(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all options, rights, licenses or interests of any kind relating to Intellectual Property granted to the Company or any of its subsidiaries, other than software licenses for generally available software, or granted by the Company or any of its subsidiaries to any other person.

     (vi) No material trade secret of the Company or any of its subsidiaries has been published or disclosed by the Company or any of its subsidiaries or, to the Knowledge of the Company, by any other person to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

     (r) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Stockholders' Meeting or any adjournment or postponement thereof in favor of adopting this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger. The affirmative vote of the holders of the Company Common Stock is not necessary to approve any transaction contemplated by this Agreement or the other Transaction Agreements (other than the consummation of the Merger).

     (s) STATE TAKEOVER STATUTES. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the other Transaction Agreements and the consummation of the Merger, the Restructuring and the other transactions contemplated hereby or thereby, and such approval represents all the action necessary to render inapplicable to this Agreement, the other Transaction Agreements, the Merger, the Restructuring and the other transactions contemplated hereby or thereby, the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to this Agreement, the other Transaction Agreements, the Merger, the Restructuring and the other transactions contemplated hereby or thereby. To the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the other Transaction Agreements, the Merger, the Restructuring or the other transactions contemplated hereby or thereby.

     (t) BROKERS. No broker, investment banker, financial advisor or other person, other than ABN AMRO Incorporated, UBS Warburg LLC and Covington Associates, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Agreements based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

     (u) OPINIONS OF FINANCIAL ADVISORS. The Company has received the opinions of ABN AMRO Incorporated and UBS Warburg LLC to the effect that, as of the date thereof, the Closing Consideration is fair from a financial point of view to the holders of shares of Company Common Stock, signed copies of which opinions will be delivered to Parent promptly after receipt thereof by the Company.

     (v) DEVELOPMENT, DISTRIBUTION, MARKETING, SUPPLY AND MANUFACTURING AGREEMENTS. Section 4.01(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all material contracts or agreements (whether or not in written form), other than contracts or agreements with Parent or any of its Affiliates, to which the Company or any of its subsidiaries is a party as of the date hereof or with respect to which the Company or any of its subsidiaries has any ongoing obligations as of the date hereof, in each case relating to the research, development, distribution, training, sale, license, marketing and supply of components for, and manufacturing by third parties of, the Company's or any of its subsidiaries' products or products licensed by the Company or any of its subsidiaries. The Company has made available to Parent true and complete copies of all material contracts or agreements, other than contracts or agreements with Parent or any of its Affiliates, to which the Company or any of its subsidiaries is a party relating to the research, development, distribution, training, sale, license, marketing and supply of components for, and manufacturing by third parties of, the Company's or any of its subsidiaries' products or products licensed by the Company or any of its subsidiaries.

     (w) REGULATORY COMPLIANCE. (i) As to each product subject to the FDCA and the FDA regulations promulgated thereunder or similar Legal Provisions in any foreign jurisdiction (each such product, a "Medical Device") that is manufactured, tested, distributed and/or marketed by the Company or any of its subsidiaries, such Medical Device is being manufactured, tested, distributed and/or marketed by the Company or any of its subsidiaries in compliance with all applicable requirements under FDCA, the FDA regulations promulgated thereunder, and such similar Legal Provisions, including those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except for failures to be in compliance which, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect. Excluding any notices given directly to Parent or any of its Affiliates, none of the Company or any of its subsidiaries has received any notice or other communication from the FDA or any other Governmental Entity (A) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any of the Company's products or (B) otherwise alleging any violation of any Legal Provision by the Company or any of its subsidiaries, which, in the case of clause (A) or (B), individually or in the aggregate, has not had and is not reasonably expected to have a Material Adverse Effect.

     (ii) No Medical Devices have been recalled, withdrawn, suspended or discontinued by the Company or any of its subsidiaries in the United States or outside the United States (whether voluntarily or otherwise) by order of the FDA or any other Governmental Entity. No proceedings in the United States and outside of the United States of which the Company has Knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Medical Devices are pending against the Company or any of its subsidiaries, nor have any such proceedings been pending at any prior time.

     (iii) Except for instances that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect, (A) none of the Company, any of its subsidiaries or, to the Knowledge of the Company, any of their respective officers, employees or agents has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Entity to invoke any similar policy; and (B) none of the Company, any of its subsidiaries or, to the Knowledge of the Company, any of their respective officers, employees or agents, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. ss. 335a(b) or any similar Legal Provision.

     (iv) Excluding any notices given directly to Parent or any of its Affiliates, none of the Company or any of its subsidiaries has received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or any of its subsidiaries, or commenced, or threatened to initiate, any action to enjoin production at any facility of the Company or any of its subsidiaries which has had or are reasonably expected to have a Material Adverse Effect.

     (x) SOLVENCY OF NEWCO. To the Company's Knowledge, immediately following the Effective Time, and after giving effect to the Restructuring and the Merger,
(i) the fair value of the assets of each of Newco and its subsidiaries will exceed its debts and liabilities, contingent or otherwise, (ii) the present fair saleable value of the assets of each of Newco and its subsidiaries will be greater than the amount that will be required to pay its then existing debts and other liabilities, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) each of Newco and its subsidiaries will be able to pay its then existing debts and other liabilities, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) Newco and its subsidiaries will not have an unreasonably small amount of capital with which to conduct the businesses in which they will be engaged.

     SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Except as
(i) disclosed or set forth in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents") or (ii) disclosed or set forth on the disclosure schedule (with specific reference to the particular subsection of this Agreement to which the information set forth in such disclosure schedule relates; PROVIDED, HOWEVER, that an item included on the disclosure schedule with respect to any subsection of this Section 4.02 shall be deemed to relate to each other subsection of this
Section 4.02 to the extent such relationship is obvious) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

     (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and is not reasonably expected to have a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of its Restated Certificate of Incorporation and By-laws and the Certificate of Incorporation and By-laws of Sub, in each case as amended to the date hereof.

     (b) AUTHORITY; NONCONTRAVENTION. Each of Parent and Sub has the requisite power and authority to enter into each Transaction Agreement to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery of each Transaction Agreement to which it is or will be a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize any such Transaction Agreement or to consummate the transactions contemplated thereby. All outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement shall when issued be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub, in accordance with its terms. Each Transaction Agreement (other than this Agreement) to which Parent will be a party will, when executed and delivered by Parent, and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute a legal, valid and binding obligation of Parent, enforceable against such entity in accordance with its terms. The execution and delivery by Parent of each Transaction Agreement to which it is a party does not, and the consummation of the Merger and the other transactions contemplated thereby and compliance with the provisions thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under
(i) the Restated Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Sub, (ii) any Contract to which Parent or Sub is a party or any of their respective properties or other assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and are not reasonably expected to have a Parent Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filings with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the other Transaction Agreements by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated hereby or thereby, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with the SEC of (A) a registration statement on Form S-4 by Parent in connection with the distribution of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "Parent Form S-4") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (4) filings with the NYSE and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, has not had and are not reasonably expected to have a Parent Material Adverse Effect.

     (c) PARENT SEC DOCUMENTS. Parent has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by Parent since January 1, 1999 (together with all voluntary filings made by Parent with the SEC during such period, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and except to the extent that information contained in any Parent SEC Document has been revised, superseded or updated by a later-filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the most recent financial statements included in the Filed Parent SEC Documents and except for liabilities or obligations incurred in connection with this Agreement or any of the other Transaction Agreements, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect.

     (d) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) each of the Parent Form S-4 and the Newco Form S-4 will, at the time it is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Parent Form S-4. The Parent Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

     (e) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     (f) TAX MATTERS. Neither Parent, Sub nor any Affiliate of Parent has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (g) PARENT SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to Article II hereof, do not require the approval of the holders of any shares of capital stock of Parent.

     (h) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, except
(x) as set forth in Section 5.01(a) of the Company Disclosure Schedule, (y) as specifically permitted or contemplated by any other provision of this Agreement or the other Transaction Agreements or (z) to the extent Parent shall otherwise consent in advance in writing, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice (including (x) in respect of research and development activities and programs and (y) making capital expenditures with respect to the Sunrise Companies as described in the Company Capital Budget) and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their respective current business organizations, keep available the services of their respective current officers and employees and preserve the relationships with their respective customers, suppliers, licensors, licensees, distributors and others having business dealings with them with the intention that their respective goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company agrees that, except for the transactions specifically permitted or contemplated by the Transaction Agreements or as set forth in
Section 5.01(a) of the Company Disclosure Schedule, it shall not, and shall not permit any of its subsidiaries to, without Parent's prior written consent:

     (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or equity interests or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity interests or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units (other than (x) the issuance of shares of Company Common Stock upon the exercise of Stock Options, Warrants or rights under the Company ESPP, in each case, outstanding on the date hereof and in accordance with their terms on the date hereof and (y) the issuance of Stock Options (and shares of Company Common Stock thereunder) to any employee of the Company hired after the date of this Agreement in connection with such hiring, PROVIDED that such issuance is in the ordinary course of business consistent with past practice and that such Stock Options have an exercise price per share at least equal to the market value of the Company Common Stock on the date of issuance (and with other material terms no more favorable to such employee than the terms of the Stock Options outstanding on the date of this Agreement that were issued under similar circumstances));

     (iii) amend or propose to amend the Company Certificate or the Company By-laws or the certificate of incorporation or by-laws (or similar organizational documents) of any of the Company's subsidiaries;

     (iv) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any assets that, individually, have a purchase price in excess of $50,000 or, in the aggregate, have a purchase price in excess of $250,000, except for purchases of raw materials, components or supplies in the ordinary course of business consistent with past practice;

     (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except sales of inventory and used equipment in the ordinary course of business consistent with past practice;

     (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice not to exceed $250,000 at any time outstanding or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to employees in the ordinary course of business consistent with past practice;

     (vii) except for projects specifically identified in the Company's budget for 2001 (the "Company Capital Budget"), a true and complete copy of which has been provided to Parent, make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000;

     (viii) (w) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (x) cancel any indebtedness for borrowed money, (y) waive or assign any claims or rights of substantial value or (z) waive any benefits of, or agree to modify in any respect, any confidentiality, standstill or similar agreements to which the Company or any of the other Sunrise Companies is a party;

     (ix) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder;

     (x) enter into any contracts, agreements, binding arrangements or understandings relating to the supply of components for the research, development, distribution, manufacturing and assembling by third parties of, and the training, license and marketing of, products of the Company or any of its subsidiaries or products licensed by the Company or any of its subsidiaries, other than pursuant to any such contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Parent prior to the date hereof) in accordance with their terms as of the date hereof;

     (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect any collective bargaining agreement, Benefit Plan or Benefit Agreement, (B) increase in any manner the compensation, bonus or fringe or other benefits of, any current or former officer, director, employee or consultant of the Company or any of its subsidiaries (subject to and except as set forth in Section 5.01(a)(xi) of the Company Disclosure Schedule, except for normal increases in cash compensation in the ordinary course of business consistent with past practice), (C) pay any benefit or amount not required under any Benefit Plan or Benefit Agreement or any other benefit plan or arrangement of the Company or any of its subsidiaries as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, (E) make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement, Benefit Plan or Benefit Agreement, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), except as permitted by Section 5.01(a)(ii) (G) amend or modify any Stock Option or Warrant, except as specifically provided in Section 6.04 hereof or in the Restructuring Agreement, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan or Benefit Agreement, other than non-discretionary actions required by the terms of any existing Benefit Plans or Benefit Agreement as in effect on the date of this Agreement, or (J) change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

     (xii) except as otherwise contemplated by this Agreement, enter into any Contract of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, other than contracts for the sale of the Company's products in the ordinary course of business consistent with past practice;

     (xiii) revalue any assets of the Company or any of its subsidiaries or, except as required by GAAP, make any change in accounting methods, principles or practices;

     (xiv) except in the ordinary course of business consistent with past practice, extend, accelerate, discount, compromise or settle any account payable or account receivable;

     (xv) sell, transfer or license to any person or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company or any of its subsidiaries; or

     (xvi) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) OTHER ACTIONS. The Company, Parent and Sub shall not take any action that would, or that are reasonably expected to, result in (i) any of the representations and warranties of such party set forth in any Transaction Agreement that are qualified by materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Split-Off and the Merger set forth in Article VII not being satisfied.

     (c) ADVICE OF CHANGES; FILINGS. The Company and Parent shall promptly advise the other party orally and in writing of (i) any breach of its representations or warranties that would give rise to the failure of a condition set forth in Section 7.02(a) or 7.03(a), as the case may be, or (ii) the failure of it (and, in the case of Parent, Sub) to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it under this Agreement at or prior to the Closing Date; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; PROVIDED, FURTHER, HOWEVER, that the failure to provide such notification shall not give rise to a failure of a condition set forth in Section 7.02(b) or 7.03(b), if any such breach or failure described in clauses (i) or (ii) above shall have been cured on or prior to the Effective Time or no longer exists immediately prior to the Effective Time. The Company and Parent shall promptly provide the other copies of all filings made by such party or its subsidiaries with any Governmental Entity in connection with any Transaction Agreement and the transactions contemplated thereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by the Transaction Agreements.

     (d) CERTAIN TAX MATTERS. From the date hereof until the Effective Time, (i) the Company and its subsidiaries (including Newco) will file all material tax returns and reports ("Post-Signing Returns") required to be filed by such entity (after taking into account any applicable extensions); (ii) the Company and its subsidiaries (including Newco) will timely pay all material taxes due and payable with respect to the taxable periods covered by such Post-Signing Returns that are so filed; (iii) the Company and its subsidiaries (including Newco) will make reasonable provision for all taxes payable by the Company and its subsidiaries (including Newco) for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries (including Newco) in respect of any material tax and will not settle or compromise any such Action without Parent's prior written consent, which consent shall not be unreasonably withheld; and (v) the Company will not make any material tax election without Parent's prior written consent, which consent shall not be unreasonably withheld.

     SECTION 5.02. NO SOLICITATION. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by the Company or any of its subsidiaries (collectively, "Representatives") to, directly or indirectly through another person (i) solicit, initiate or encourage, or take any other action designed to, or which could reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be a breach of this Section 5.02(a) by the Company. The Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of this Section 5.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, and subject to compliance with Section 5.02(c) and after giving Parent written notice of such determination, (x) furnish information with respect to the Company to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

     The term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect


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                                                                              53

acquisition or purchase, in one transaction or a series of transactions, of assets or businesses of the Company or its subsidiaries that constitute 20% or more of the revenues, net income, or the assets of the Company and its subsidiaries, taken as a whole, or 20% or more of the Company Common Stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the Company Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company pursuant to which any person or the shareholders of any person would own 20% or more of the Company or any resulting parent company of the Company, other than the transactions contemplated by this Agreement or the other Transaction Agreements.

     The term "Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such person (or its shareholders) owning, directly or indirectly, all or substantially all the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal (including the financial terms thereof and the likelihood of such proposal being completed) and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)).

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation, or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement or the Merger, or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership


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                                                                              54

agreement or other similar agreement (each, an "Acquisition Agreement") constituting or related to, or that is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.02(a)). Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal that was unsolicited and made after the date hereof and that did not otherwise result from a breach of this Section 5.02, if such Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law (i) make a Company Adverse Recommendation Change and/or (ii) cause the Company to terminate this Agreement(and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal); PROVIDED, HOWEVER, that (i) no Company Adverse Recommendation Change may be made and (ii) no such termination by the Company may be made, until after the fourth business day following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from the Company advising Parent that the Board of Directors of the Company intends to make a Company Adverse Recommendation Change and/or terminate this Agreement pursuant to this
Section 5.02(b) and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new four business day period). In determining whether to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to this Section 5.02(b), the Board of Directors of the Company shall take into account any changes to the financial terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 5.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal, the material terms and conditions of any such Takeover Proposal (including any material changes thereto) and the identity of the person making any such Takeover Proposal. The Company shall (i) keep Parent fully informed of the status and material details (including any change to the material terms thereof) of any such Takeover Proposal and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any person in connection


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                                                                              55

with any Takeover Proposal or sent or provided by the Company to any person in connection with any Takeover Proposal, except for such correspondence and materials previously provided to Parent by the Company.

     (d) Nothing contained in this Section 5.02 shall prohibit the Company from
(x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or
(y) making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure so to disclose would constitute a violation of applicable law; PROVIDED, HOWEVER, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.02(b).


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01. PREPARATION OF THE PARENT FORM S-4, THE NEWCO FORM S-4, THE FORM 8-A AND THE PARENT PROXY STATEMENT; STOCKHOLDERS' MEETING. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement, the Newco Form S-4 and the Form 8-A and Parent shall prepare and file with the SEC the Parent Form S-4. The Proxy Statement will be included as a prospectus in the Newco Form S-4 and the Parent Form S-4. Each of the Company and Parent shall use its commercially reasonable efforts to have the Newco Form S-4 and the Parent Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Newco Form S-4 and the Parent Form S-4 are declared effective under the Securities Act. Each of Parent and the Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with, in the case of Parent, the issuance of Parent Common Stock in the Merger and, in the case of the Company, the issuance of Newco Common Stock in the Split-Off. The Company shall furnish all information concerning the Company and the holders of Company Common Stock, and Parent shall furnish all information concerning Parent, as


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                                                                              56

may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement, the Newco Form S-4 and the Parent Form S-4. No filing of, or amendment or supplement to, the Parent S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Newco S-4 or the Proxy Statement will be made by the Company, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Parent Form S-4, the Newco Form S-4 or the Proxy Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement, the Newco Form S-4, the Form 8-A or the Parent Form S-4 or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff on the other hand, with respect to the Proxy Statement, the Newco Form S-4, the Parent Form S-4, the Form 8-A, the Merger or the other transactions contemplated by the Transaction Agreements.

     (b) The Company shall, as soon as practicable following the date of this Agreement (taking into account any delays reasonably required as a result of the occurrence of any event described in the last sentence of this clause (b)), establish a record date following the date of this Agreement for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") solely for the purpose of obtaining the Stockholder Approval. Subject to Section 5.02(b), the Company shall, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (and, if required, the other Transaction Agreements and the transactions contemplated thereby) and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company's obligations


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                                                                              57

pursuant to the first sentence of this Section 6.01(b) shall not be affected by
(i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of the Merger or this Agreement.

     SECTION 6.02. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records relating to the Sunrise Business and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish reasonably promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (b) a copy of all of the working papers of the Company, its subsidiaries and its independent auditors relating to the determination and calculation of the tax basis in the Newco Assets (subject, in the case of such independent auditors, to the execution and delivery by Parent of a reasonable and customary release and indemnity agreement requested by such independent auditors) and (c) all other information relating to the Sunrise Business as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement dated as of April 18, 2001, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause it officers, employees, accountants, counsel, financial advisors and other representatives and controlled Affiliates to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this
Section 6.02 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

     SECTION 6.03. COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all


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                                                                              58

things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the Restructuring and the other transactions contemplated by this Agreement and the other Transaction Agreements, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the other Transaction Agreements, or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the other Transaction Agreements. In addition, the Company shall assist Parent with Parent's evaluation of the transactions to be completed in order to effect the Restructuring. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the other Transaction Agreements, the Merger or any of the other transactions contemplated hereby or thereby and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the other Transaction Agreements, the Merger or any other transaction contemplated hereby or thereby, take all action necessary to ensure that the Merger, the Restructuring and the other transactions contemplated by this Agreement and the other Transaction Agreements may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the other Transaction Agreement, the Merger, the Restructuring and the other transactions contemplated hereby or thereby. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent or its subsidiaries or the Sunrise Business.

     (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.03(a) to obtain all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities necessary to consummate the transactions contemplated hereby under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, use commercially reasonable efforts to (i) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, and (ii) keep the other party reasonably informed of communications received by such party from, or given by such party to, the Antitrust Division of the Department of Justice, the Federal Trade Commission or any other Governmental Entity and of material communications received or given in connection with proceedings by a private party, in each case regarding any of the transactions contemplated hereby.

     SECTION 6.04. SUNRISE OPTIONS; SUNRISE WARRANTS. (a) Prior to the Effective Time, and in addition to and after giving effect to the conversion of the Stock Options into Sunrise Options and Newco Options (each as defined in the Restructuring Agreement) and the amendment of each such option as and to the extent set forth in the Restructuring Agreement, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

     (i) adjust the terms of all outstanding Sunrise Options granted under the Company Stock Plans, whether or not exercisable, as necessary to provide that, at the Effective Time, each Sunrise Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Sunrise Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Sunrise Option by the Parent Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Sunrise Option divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Sunrise Option (each, as so adjusted, an "Adjusted Option"); PROVIDED that such exercise price shall be rounded up to the nearest whole cent; and

     (ii) make such other changes to the Company Stock Plans with respect to the Sunrise Options and to the agreements evidencing the grants with respect to Sunrise Options that are Non-Plan Stock Options (the "Non-Plan Stock Option Agreements") as Parent and the Company may agree are appropriate to give effect to the Split-Off and the Merger.

     (b) The adjustments provided herein with respect to any Sunrise Options held by Sunrise Employees that are "incentive stock options" as defined in
Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

     (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans and the obligations of the Company under all Sunrise Options, with the result that all obligations of the Company (including under the applicable Non-Plan Stock Option Agreements) with respect to Sunrise Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

     (d) As soon as practicable but in any event within five business days following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the Company Stock Plans after the Effective Time, may remain outstanding.

     (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Sunrise Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Sunrise Options and that such Sunrise Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.04 after giving effect to the Merger).

     (f) Except as otherwise contemplated by this Section 6.04 and by Section
6.7 of the Restructuring Agreement, and except to the extent required under the respective terms of the Sunrise Options, all restrictions or


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                                                                              61

limitations on transfer and vesting with respect to Sunrise Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Sunrise Options after giving effect to the Merger and the assumption by Parent as set forth above.

     (g) At the Effective Time and after giving effect to the conversion of warrants pursuant to Section 7.1 of the Restructuring Agreement, each Sunrise Warrant outstanding immediately prior to the Effective Time shall be amended and converted into a warrant to acquire, on the same terms and conditions as were applicable under the Sunrise Warrant, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Sunrise Warrant by the Parent Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Sunrise Warrant divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Sunrise Warrant (each, as so amended, the "Adjusted Warrants"), PROVIDED that such exercise price shall be rounded up to the nearest whole cent. The Company shall use its commercially reasonable efforts to cause each Warrant to be amended prior to the Effective Time so as to comply with this Section.

     SECTION 6.05. INDEMNIFICATION, EXCULPATION AND INSURANCE. (a) Parent agrees that all of the Company's obligations with respect to rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate, the Company By-laws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof) shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms for not less than six years, and Parent shall cause the Surviving Corporation to fulfill such indemnification obligations. Without limiting the obligations of Parent and the Surviving Corporation pursuant to the foregoing sentence, Parent will cause the Surviving Corporation to reimburse each current director of the Company for such person's reasonable expenses (including legal fees and expenses) incurred in


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                                                                              62

connection with the investigation and defense of any claim arising out of or related to the transactions contemplated hereby or by the Transaction Agreements to the extent (i) such fees and expenses are not paid pursuant to the Company's insurance coverage or statutory indemnification obligations within 30 days after the receipt by the Surviving Corporation of an invoice therefor and (ii) it is permitted by Delaware law for a party to reimburse another for such expenses (as opposed to the more limiting provisions of Section 145 of the DGCL applicable to the indemnification of directors by a corporation). If such insurance coverage or statutory indemnification is paid to such person after reimbursement is made pursuant to this paragraph 6.05(a), the director receiving such reimbursement shall promptly repay the Company therefor to the extent payment therefor has been made to the director under such insurance coverage or statutory indemnification.

     (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 6.05. In the event the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, Parent will either guarantee the indemnification and reimbursement obligations referred to in Section 6.05(a) or take such other action to insure the ability of the Surviving Corporation, legal and financial, to satisfy such indemnification obligations will not be diminished in any material respect.

     (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company's officers' and directors' liability insurance policy (a true and complete copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED, HOWEVER, that the limit of coverage of such insurance shall be increased to $20 million; provided, FURTHER, HOWEVER, that Parent may substitute therefor policies of Parent containing terms with respect to coverage and amount no less favorable


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                                                                              63

in any material respect to such directors and officers; PROVIDED, FURTHER, HOWEVER, that in satisfying its obligation under this Section 6.05(c) Parent shall not be obligated to pay annual premiums in excess of $250,000, it being understood and agreed that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such amount. Prior to the Effective Time, the Company shall have the right to purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers, and/or under one or more other policies which provide such coverage, that in the aggregate provide such directors and officers with coverage for six years following the Effective Time of not more than $20 million in coverage and has other terms not materially less favorable on the whole to the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company; PROVIDED, however, that the aggregate premiums for such coverage do not exceed $500,000. The Company agrees that its purchase of the extended reporting period endorsement described in the immediately preceding sentence shall be deemed to satisfy Parent's obligations pursuant to this Section 6.05(c).

     (d) The provisions of this Section 6.05 (d) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 6.06. FEES AND EXPENSES. (a) Except as provided in paragraph (b) of this Section 6.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     (b) In the event that (i) this Agreement is terminated by Parent pursuant to Section 8.01(e), (ii) this Agreement is terminated by the Company pursuant to
Section 8.01(f) or (iii) (A) a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i) without a vote at the Stockholders' Meeting having been taken or Section 8.01(b)(iii) and


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                                                                              64

(C) within 12 months after such termination, the Company enters into an Acquisition Agreement with respect to, or consummates, transactions contemplated by any Takeover Proposal (for purposes of this clause (iii)(C), the term "Takeover Proposal" shall have the meaning assigned to such term in Section 5.02(a) except that references to 20% therein shall be deemed to be references to 35%), then the Company shall pay Parent a fee equal to $28,000,000 (the "Termination Fee") by wire transfer of same-day funds (x) in the case of a payment required by clause (i) or clause (ii) above, on the date of termination of this Agreement and (y) in the case of a payment required by clause (iii) above, on the date of the first to occur of such events referred to in clause
(iii)(C).

     (c) The Company acknowledges and agrees that the agreements contained in
Section 6.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if to obtain payment of the Termination Fee, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     SECTION 6.07. PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 6.08. AFFILIATES. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all persons who are at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of

Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each such person to deliver to Parent prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

     SECTION 6.09. SECURITIES LISTINGS. (a) To the extent Parent does not issue treasury shares in the Merger that are already listed, Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger or upon exercise of the Sunrise Options or Sunrise Warrants to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     (b) The Company shall use its commercially reasonable efforts to cause the shares of Newco Common Stock to be distributed in the Split-Off to be approved for listing on a national securities exchange, or approved for quotation on Nasdaq, in each case subject to official notice of issuance, prior to the Closing Date.

     SECTION 6.10. TAX TREATMENT. (a) Each of Parent and the Company shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and Parent will not take any action that would breach the representations made by Parent in the Parent Representation Letter (as defined below). The Company shall use its commercially reasonable efforts to obtain the opinion of counsel referred to in
Section 7.03(c). Parent shall provide Goodwin Procter LLP, counsel to the Company, with a duly executed letter in the form of the letter set forth in
Section 6.10 of the Company Disclosure Schedule (the "Parent Representation Letter") (i) executed and dated on the date on which the Form S-4 is filed with the SEC and (ii) executed and dated on the Closing Date.

     (b) Parent shall, and shall cause the Surviving Corporation to, report the Split-Off for federal income tax purposes in a manner consistent with its treatment for such purposes as integrated with the Merger and as a redemption of a number of shares of Company Common Stock equal in value to the value of the Newco Common Stock distributed in the Split-Off.

     SECTION 6.11. STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the


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                                                                              66

transactions contemplated by the Transaction Agreements; PROVIDED, HOWEVER, that no such settlement shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld or delayed.

     SECTION 6.12. EMPLOYEE MATTERS. (a) For a period ending not earlier than December 31, 2002, the Sunrise Employees (other than those employees located in Ireland) shall be provided pension and welfare benefits that are substantially comparable in the aggregate to the pension and welfare benefits provided to such employees immediately prior to the Effective Time. Except as provided above, (i) for a period ending not earlier than December 31, 2002, the Sunrise Employees shall be provided base salary or hourly wage rates that are at least equal to those being received by them immediately prior to the Effective Time and (ii) for a period ending not earlier than December 31, 2001, the Sunrise Employees shall be provided other employee benefits that are substantially comparable in the aggregate to the employee benefits provided to the Sunrise Employees immediately prior to the Effective Time; PROVIDED, that neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements; PROVIDED, FURTHER, that no plans or arrangements of the Company or any of its subsidiaries providing for such issuance shall be taken into account in determining whether employee benefits are substantially comparable in the aggregate.

     (b) With respect to Sunrise Employees employed in the United States or covered by the Company's Benefit Plans that are subject to ERISA, Parent shall recognize the service of each Sunrise Employee at the Effective Time with his or her service through the Effective Time as if such service had been performed with Parent (i) for purposes of eligibility and vesting (but not benefit accrual) under Parent's defined benefit pension plan and (ii) for purposes of eligibility for vacation under Parent's vacation program (in the case of each of clauses (i) and (ii), solely to the extent that Parent makes such plan or program available to employees of the Surviving Corporation but not for purposes of any other employee benefit plan of Parent). With respect to Sunrise Employees employed outside the United States, Parent shall comply with all applicable local laws in respect of any requirement to credit service of such Sunrise Employees prior to the Effective Time for employee benefit plan purposes.

     (c) The Company shall take all actions necessary to cause the Company ESPP to terminate immediately prior to the Effective Time, and in accordance with the terms of the Company ESPP refund to each participant thereunder the accumulated contributions through the Effective Time.

SECTION 6.13. RESTRUCTURING AGREEMENT. The Company shall not, prior to the Effective Time, amend, waive or fail to enforce any provision of the Restructuring Agreement without the prior written consent of Parent.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE SPLIT-OFF AND THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

     (b) ANTITRUST. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c) NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, regulation, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; PROVIDED, HOWEVER, that each of the parties shall have used its commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

     (d) SECURITIES LISTING. (i) The shares of Parent Company Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (ii) The shares of Newco Common Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on a national securities exchange, or approved for quotation on Nasdaq, in either case subject only to official notice of issuance.


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                                                                              68

     (e) FORM S-4. Each of the Parent Form S-4 and the Newco Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (f) PRE-MERGER TRANSACTIONS. The transactions contemplated by Article III, including the Restructuring and the execution and delivery of the Transaction Agreements not executed on the date hereof, shall have been consummated in accordance with the terms of this Agreement and the Restructuring Agreement (including the satisfaction of all conditions to the Restructuring set forth in the Restructuring Agreement) in all material respects.

     SECTION 7.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of the Company contained in Sections 4.01(c), 4.01(h)(iv), 4.01(j) (but only with respect to the last two sentences thereof), 4.01(m)(viii) (but only with respect to the last sentence thereof), 4.01(n) (but only with respect to the last sentence thereof), 4.01(o)(xiv), 4.01(p)(iii), 4.01(q) (but only with respect to clauses (i) and (iv) (other than, in the case of clause (iv), the fourth, fifth, sixth and seventh sentences thereof)) and 4.01(w)(ii) to the extent that they are qualified as to materiality shall be true and correct, and such representations and warranties of the Company to the extent that they are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date and (ii) all other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date, and except further, in the case of this clause (ii), to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect set forth therein), individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect. Parent shall have received


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                                                                              69

a certificate signed on behalf of the Company by the chief executive officer and the vice president of finance and treasurer of the Company to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the vice president of finance and treasurer of the Company to such effect.

     (c) NO LITIGATION. There shall not be pending any suit, action or proceeding by any Governmental Entity relating to any of the transactions contemplated by the Transaction Agreements (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the other Transaction Agreements, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Sunrise Business, (ii) seeking to prohibit or materially limit the ownership or operation by any Sunrise Company, Parent or any of Parent's subsidiaries of any portion of the Sunrise Business or of the business or assets of Parent or any of Parent's subsidiaries, or to compel any Sunrise Company or Parent or any of Parent's subsidiaries to divest or hold separate any portion of the Sunrise Business or of the business or assets of Parent or any of Parent's subsidiaries as a result of the transactions contemplated by the Transaction Agreements or (iii) seeking to prohibit Parent or any of Parent's subsidiaries from effectively controlling in any material respect any portion of the Sunrise Business.

     (d) ORDERS. No order, ruling, judgment or other similar legal restraint (collectively, "Orders") that is reasonably expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iii) of paragraph (c) of this Section 7.02 shall be in effect.

     (e) CONSENTS. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that (i) the Company shall have obtained all consents, waivers and approvals referred to on Section 7.02(e) of the Company Disclosure Schedule and (ii) all consents, approvals, authorizations, qualifications and orders of Governmental Entities required in connection with this


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                                                                              70

Agreement, the other Transaction Agreements and the transactions contemplated hereby or thereby under any applicable competition, merger control, antitrust or similar law or regulation of Switzerland or any country that is part of the European Union shall have been obtained, except in the case of this clause (ii) for those the failure of which to be obtained are not reasonably expected to (A) restrain or prohibit the consummation of the Merger or the other transactions contemplated by the Transaction Agreements or (B) prohibit or limit in any material respect the ownership or operation or effective control by Parent of any portion of the Sunrise Business.

     (f) OTHER AGREEMENTS. The Non-competition Agreements and the other Transaction Agreements shall be in full force and effect and none of the parties thereto (other than Parent) shall have breached or threatened to breach any of its material covenants thereunder.

     (g) FINANCING. The Company shall have received at least $50,000,000 of proceeds from financings on terms and conditions no less favorable to the Company than those set forth in the commitment letter dated May 18, 2001.

     SECTION 7.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub contained in the Transaction Agreements that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained in the Transaction Agreements that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.



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                                                                              71

     (c) TAX OPINION. The Company shall have received from Goodwin Procter LLP, counsel to the Company, on the date on which the Form S-4 is filed with the SEC and on the Closing Date, an opinion, in form and substance reasonably satisfactory to the Company, in each case dated as of such date and to the effect that (i) the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, such counsel shall be entitled to rely upon representations reasonably requested by such counsel and made by the Company and upon the Parent Representation Letter.

     SECTION 7.04. FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder
Approval:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger shall not have been consummated on or before January 31, 2002; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

               (ii) if any Restraint having any of the effects set forth in
          Section 7.01(c) shall be in effect and shall have become final and nonappealable;

               (iii) if the Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

          (c) by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (B) is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent; or (ii) if any Order having the effects referred to in clauses
     (i) through (iv) of Section 7.02(c) shall be in effect and shall have become final and nonappealable;

          (d) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and
     (ii) is incapable of being cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company;

          (e) by Parent, in the event that a Company Adverse Recommendation Change shall have occurred; or

          (f) by the Company in accordance with Section 5.02(b).

     SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 4.01(t), the penultimate sentence of Section 6.02, Section 6.06, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after the Stockholder Approval with, if necessary, the approval of their respective Boards of Directors; PROVIDED, HOWEVER,


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                                                                              73

that after any such approval, there shall be made no amendment that by law requires further approval by the stockholders of the Company or the approval of the stockholders of Parent without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding the foregoing, at any time prior to the Stockholder Approval, the Company may, in its sole discretion, unilaterally change the Newco Exchange Ratio with, if necessary, approval of its Board of Directors.

     SECTION 8.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by


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                                                                              74

overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Parent or Sub, to:

                           Johnson & Johnson
                           One Johnson & Johnson Plaza
                           New Brunswick, NJ 08933

                           Telecopy No.: (732)524-2788

                           Attention: Office of General Counsel

                           with a copy to:


                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019

                           Telecopy No.:  (212) 474-3700

                           Attention:  Robert I. Townsend, III, Esq.

                  if to the Company, to:

                           Inverness Medical Technology, Inc.
                           51 Sawyer Road, Suite 200
                           Waltham, MA 02453

                           Telecopy No.: (781)647-3939

                           Attention: Chief Executive Officer

                           with a copy to:


                           Goodwin Procter LLP
                           53 State Street
                           Boston, MA 02109

                           Telecopy No.:  (617) 523-1231

                           Attention:  Stephen W. Carr, P.C.

     SECTION 9.03. DEFINITIONS. For purposes of this Agreement:

     (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the knowledge of such person's executive officers and other employees having primary responsibility for such matter;

     (c) "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which, individually or in the aggregate, are reasonably expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Sunrise Business, other than any change, effect, event, occurrence, state of facts or development (i) relating to the economy in general, (ii) relating to the industries in which the Company operates in general, (iii) resulting from changes in foreign currency rates, (iv) resulting from the effects of the pendency of the transactions contemplated hereby on current or prospective customers or suppliers, (v) resulting from any action required to be taken by the Company or any other party pursuant to the Transaction Agreements in order to effect the Restructuring and the other transactions contemplated thereby and (vi) resulting from any unjustified action, including the cancellation or extension of any orders for products, taken by Parent or any of its Affiliates in respect of the business relationship between Parent or such Affiliate, on the one hand, and the Company and its subsidiaries, on the other hand;

     (d) "Parent Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which, individually or in the aggregate, could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise, financial condition, results of operations or prospects of Parent or that could reasonably be expected to impair the ability of Parent to consummate the transactions contemplated by, or satisfy its obligations under, the Transaction Agreements, other than any change, effect, event, occurrence, state of facts or development
(i) relating to the economy in general, (ii) relating to the industries in which the Company operates in general, (iii) resulting from changes in foreign currency rates and (iv) resulting from the effects of the pendency of the transactions contemplated hereby on current or prospective customers or suppliers;

     (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

     (f) a "subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     SECTION 9.04. INTERPRETATION. (a) As used in Section 4.01 (other than clauses (c), (d), (e), (l), (m) and (o) thereof), and Section 7.02(a), unless the context otherwise requires, (i) any reference to the Company and its subsidiaries shall be to the Company and the subsidiaries of the Company if and only to the extent that they are engaged in, or own, lease or otherwise control properties or other assets used in, any part of the Sunrise Business, (ii) any reference to the properties or other assets of the Company and its subsidiaries, including Intellectual Property Rights, shall be to the properties and other assets that are included in the Sunrise Assets, (iii) any reference to the businesses or products of the Company and its subsidiaries shall be to the businesses or products of such subsidiaries if and only to the extent that they are part of the Sunrise Business and (iv) any reference to the directors, officers, employees and consultants of the Company and its subsidiaries shall be to the directors, officers, employees and consultants who will be Sunrise Employees (as defined in the Restructuring Agreement). In addition, (A) any reference to the "Sunrise Business" means all the businesses and operations of the Company and its subsidiaries other than the Clinical Diagnostics Business, the Nutritional Supplement Business and the Women's Health Business, (B) any reference to the "Sunrise Companies" means the Company and its subsidiaries, other than Newco and its subsidiaries (determined after giving effect to the Restructuring) and

(C) any reference to Newco and its subsidiaries means Newco and its subsidiaries (determined after giving effect to the Restructuring).

     (b) When a reference is made in this Agreement to an Article, a Section, an Exhibit, an Annex or a Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 9.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the other Transaction Agreements and the Confidentiality Agreement
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the other Transaction Agreements and the Confidentiality Agreement and (b) except for the provisions of Article II and
Section 6.05, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 9.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.09. SPECIFIC ENFORCEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

     SECTION 9.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       JOHNSON & JOHNSON,

                                       by /s/ John A. Papa
                                          -------------------------------------
                                          Name:  John A. Papa
                                          Title: Treasurer



                                       SUNRISE ACQUISITION CORP.,

                                       by /s/ Eric P. Milledge
                                          --------------------------------------
                                          Name:  Eric P. Milledge
                                          Title: President



                                       INVERNESS MEDICAL TECHNOLOGY, INC.,

                                       by /s/ Ron Zwanziger
                                          -------------------------------------
                                          Name:  Ron Zwanziger
                                          Title: Chief Executive Officer

                                                                        APPENDIX
                                                         TO THE MERGER AGREEMENT


                             INDEX OF DEFINED TERMS

TERM
Acquisition Agreement.....................................      Section 5.02(b)
Actions...................................................      Section 5.01(d)
Adjusted Options..........................................   Section 6.049a)(i)
Adjusted Warrants.........................................      Section 6.04(g)
Affiliate.................................................      Section 9.03(a)
Agreement.................................................             Preamble
Audited IML Balance Sheet.................................      Section 4.01(g)
Adjusted IML Financial Statements ........................      Section 4.01(g)
Average Closing Price.....................................      Section 2.01(c)
Benefit Agreements........................................      Section 4.01(h)
Benefit Plans.............................................      Section 4.01(l)
Certificate...............................................      Section 2.01(c)
Certificate of Merger.....................................         Section 1.03
Closing...................................................         Section 1.02
Closing Consideration.....................................      Section 2.01(c)
Closing Date..............................................         Section 1.02
Code......................................................             Recitals
Commonly Controlled Entity................................      Section 4.01(l)
Company...................................................             Preamble
Company Adverse Recommendation Change.....................      Section 5.02(b)
Company By-laws...........................................      Section 4.01(a)
Company Capital Budget....................................         Section 5.01
Company Certificate.......................................      Section 4.01(a)
Company Common Stock......................................             Recitals
Company Disclosure Schedule...............................         Section 4.01
Company ESPP..............................................      Section 4.01(c)
Company SEC Documents.....................................      Section 4.01(e)
Company Stock Plans.......................................      Section 4.01(c)
Confidentiality Agreement.................................         Section 6.02
Contracts.................................................      Section 4.01(d)
DGCL......................................................         Section 1.01
Effective Time............................................         Section 1.03
Environmental Laws........................................      Section 4.01(k)
ERISA.....................................................      Section 4.01(m)
Exchange Act..............................................      Section 4.01(d)
Exchange Agent............................................      Section 2.02(a)
Exchange Fund.............................................      Section 2.02(a)
FDA.......................................................      Section 4.01(k)
FDCA......................................................      Section 4.01(k)
Filed Company SEC Documents...............................      Section 4.01(e)
Form 8-A..................................................      Section 4.01(d)
GAAP......................................................      Section 4.01(e)
Governmental Entity.......................................      Section 4.01(d)
Hazardous Material........................................      Section 4.01(j)
HSR Act...................................................      Section 4.01(d)


                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT


TERM
[NYCorp;1257005.17:4615A:05/22/01-8:49p]
IMI....................................................... Section 4.01(o)(xiv)
IML.......................................................      Section 4.01(g)
Intellectual Property Rights..............................      Section 4.01(q)
Interim IML Balance Sheet.................................      Section 4.01(g)
Interim IML Financial Statements..........................      Section 4.01(g)
IRS.......................................................      Section 4.01(l)
Knowledge.................................................      Section 9.03(b)
Legal Provisions..........................................      Section 4.01(k)
Liens.....................................................      Section 4.01(b)
Material Adverse Change...................................      Section 9.03(c)
Material Adverse Effect...................................      Section 9.03(c)
Medical Device............................................      Section 4.01(w)
Merger....................................................             Recitals
Merger Consideration......................................      Section 2.01(c)
Nasdaq....................................................  Section 2.02(e)(ii)
Newco.....................................................             Recitals
Newco Assets.............................................. Section 4.01(o)(xiv)
Newco Basis............................................... Section 4.01(o)(xiv)
Newco Common Stock........................................             Recitals
Newco Exchange Ratio......................................      Section 2.01(c)
Newco Form S-4............................................      Section 4.01(d)
Non-Competition Agreements................................             Preamble
Non-Plan Stock Option Agreements..........................  Section 6.04(a)(ii)
Non-Plan Stock Options....................................      Section 4.01(c)
Notice of Adverse Recommendation..........................      Section 5.02(b)
NYSE......................................................      Section 2.02(c)
Officers..................................................      Section 6.10(c)
Officer's Opinion.........................................      Section 6.10(c)
Order.....................................................         Section 7.02
Parachute Gross Up Payment................................      Section 4.01(n)
Parent....................................................             Recitals
Parent Common Stock.......................................             Preamble
Parent Disclosure Schedule................................         Section 4.02
Parent Form S-4...........................................      Section 4.02(b)
Parent Material Adverse Effect............................      Section 9.03(d)
Parent Representation Letter..............................         Section 6.10
Parent SEC Documents......................................      Section 4.02(c)
Pension Plan..............................................      Section 4.01(m)
Permits...................................................      Section 4.01(k)
person....................................................      Section 9.03(e)
Post-Closing Covenants Agreement..........................         Section 3.01
Post-Signing Returns......................................      Section 5.01(d)
Preferred Stock...........................................      Section 4.01(c)
Primary Company Individuals...............................      Section 4.01(n)
Principal Stockholders....................................             Recitals
Proxy Statement...........................................      Section 4.01(d)
Release...................................................      Section 4.01(k)


TERM
Representatives...........................................      Section 5.02(a)
Restraints................................................      Section 7.01(c)
Restructuring Agreement...................................             Recitals
Retained..................................................      Section 4.01(t)
SEC.......................................................      Section 4.01(d)
Securities Act............................................      Section 4.01(e)
Settlement Agreement......................................         Section 3.01
Split-Off.................................................             Recitals
Split-Off Consideration...................................      Section 2.01(c)
Split-Off Opinion.........................................      Section 6.10(c)
Stockholder Agreement.....................................             Recitals
Stockholder Approval......................................      Section 4.01(r)
Stockholders' Meeting.....................................      Section 6.01(b)
Stock Options.............................................      Section 4.01(c)
Sub.......................................................             Preamble
subsidiary................................................      Section 9.03(f)
Sunrise Assets............................................ Section 4.01(p)(iii)
Sunrise Business..........................................         Section 9.04
Sunrise Companies.........................................         Section 9.04
Sunrise Employee..........................................         Section 9.04
Sunrise Liabilities.......................................             Recitals
Superior Proposal.........................................      Section 5.02(a)
Surviving Corporation.....................................         Section 1.01
Takeover Proposal.........................................      Section 5.02(a)
Tax Allocation Agreement..................................         Section 3.01
taxes.....................................................      Section 4.01(o)
Termination Fee...........................................         Section 6.06
Transaction Agreements....................................         Section 3.02
Transition Services Agreement.............................         Section 3.02
Warrants..................................................      Section 4.01(c)
